   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2004.



                                                     REGISTRATION NO. 333-111483

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

            NEW YORK                         3812                   11-0707740
(State or Other Jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)  Identification No.)

                             ---------------------
                   See Table of Additional Registrants Below
                             ---------------------
                              60 EAST 42ND STREET
                                   42ND FLOOR
                               NEW YORK, NY 10165
                                 (212) 716-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                             LISA M. PALUMBO, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL
                                EDO CORPORATION
                              60 EAST 42ND STREET
                                   42ND FLOOR
                               NEW YORK, NY 10165
                                 (212) 716-2000
(Name, address including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

                          CHRISTOPHER G. KARRAS, ESQ.
                                  DECHERT LLP
                            4000 BELL ATLANTIC TOWER
                                1717 ARCH STREET
                             PHILADELPHIA, PA 19103
                                 (215) 994-4000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                               STATE OR OTHER         IRS
                                                              JURISDICTION OF       EMPLOYER
                                                              INCORPORATION OR   IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER            ORGANIZATION         NUMBER
----------------------------------------------------          ----------------   --------------
AIL Systems Inc. ...........................................     Delaware          31-1255270
AIL Technologies Inc. ......................................     Delaware          13-4164301
EDO Artisan Inc. ...........................................    New Jersey         22-1585963
EDO Communications and Countermeasures Systems Inc. ........    California         95-2254292
Darlington Inc. ............................................     Delaware          51-0300740
EDO MTech Inc. .............................................   Pennsylvania        23-2556146
EDO Professional Services, Inc. ............................     Virginia          54-1440169
EDO Reconnaissance and Surveillance Systems, Inc. ..........     Delaware          01-0709092
Specialty Plastics, Inc. ...................................    Louisiana          72-0724039
EDO Western Corporation ....................................       Utah            87-0213895

PROSPECTUS


                                  $500,000,000

                                EDO CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

     We may from time to time sell up to $500,000,000 aggregate initial offering price of:

     - our debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

     - shares of our preferred stock, par value $1 per share, in one or more series;

     - shares of our common stock, par value $1 per share;

     - warrants to purchase our debt or equity securities; or

     - any combination of the foregoing.

     This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus.

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     Our common stock is traded on the NYSE under the symbol "EDO". Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY OTHER PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY 26, 2004.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................     i
Special Note Regarding Forward-Looking Statements...........     i
The Company.................................................     1
Use of Proceeds.............................................     1
Ratio of Earnings to Fixed Charges..........................     1
General Description of Securities...........................     1
Description of Debt Securities..............................     2
Description of Capital Stock................................    10
Description of Warrants.....................................    16
Plan of Distribution........................................    18
Available Information.......................................    19
Incorporation by Reference..................................    19
Legal Matters...............................................    20
Experts.....................................................    20

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities, preferred stock, common stock and warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Available Information."

     We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and estimates and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "will," "believe," "estimate," "expect," "intend," "seek," or similar expressions. These forward-looking statements may address, among other things, the anticipated effects of the offering of the securities hereunder, our anticipated earnings, capital expenditures, contributions to our net sales by acquired companies, sales momentum, customer and product sales mix, expected efficiencies in our business and our ability to realize expected synergies from acquisitions. These forward-looking statements are subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described in this prospectus under "Risk Factors" and in the documents incorporated or deemed to be incorporated by reference in this prospectus, and additional factors may be discussed in the prospectus supplement relating to a particular offering of securities.

     If one or more of these risks or uncertainties materialize, or if any underlying assumptions proves incorrect, our actual results, performance or achievements may vary materially from future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                                  THE COMPANY

     We are a leading supplier of sophisticated, highly engineered products and systems for defense, aerospace and industrial applications. Since our founding in 1925, we have developed core competencies in advanced electronics, electromechanical systems, information systems and engineered materials. We have established leading positions in a number of niche markets, employing proprietary technologies and capabilities. We believe our products and systems are mission-critical, standard equipment on a wide range of military aircraft, including the F-14, F-15, F-16, F/A-18, F/A-22, Tornado, F-2, EA-6B and B-1B. Our products and systems are also found on a variety of U.S. and foreign naval ships and submarines, commercial aircraft and both military and commercial spacecraft. In 2002, sales of defense-related products and services to the U.S. Government, including sales to prime contractors, were 75% of our total sales.

     We are a direct supplier, or prime contractor, to the U.S. Department of Defense, referred to as the DoD. We are also a first tier supplier, which is a direct supplier to prime contractors, in the aerospace and defense industries, including BAE Systems plc, Boeing Company, Lockheed Martin Corporation, Northrop Grumman Corporation and Raytheon Company. Our customers include more than 20 foreign governments, including those of countries in Europe, South America and Asia.

                                USE OF PROCEEDS

     Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of EDO Corporation and its subsidiaries for each of the years 1998 through 2002 ending on December 31st, and the nine months ended on September 27, 2003:

                                                                             NINE MONTHS
DECEMBER 31,  DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,         ENDED
    1998          1999           2000           2001           2002       SEPTEMBER 27, 2003
------------  ------------   ------------   ------------   ------------   ------------------
    4.0x          3.2x           2.1x           6.0x            3.9x              2.4x

     The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest expense, including amortization of debt issuance costs, and the portion of rental expense deemed to represent interest. "Earnings" consist of income from continuing operations before income taxes plus fixed charges.

                       GENERAL DESCRIPTION OF SECURITIES

     We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 aggregate initial offering price of:

     - debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking, and which may be guaranteed by certain of our subsidiaries;

     - shares of our preferred stock, par value $1 per share, in one or more series;

     - shares of our common stock, par value $1 per share;

     - warrants to purchase our debt or equity securities; or

     - any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

                         DESCRIPTION OF DEBT SECURITIES

     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The trustee or trustees under the Indentures will be named in the applicable prospectus supplement.

     The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

GENERAL

     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of EDO Corporation. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

     The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

     - the title of debt securities and whether they are subordinated debt securities or senior debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the ability to issue additional debt securities of the same series;

     - the price or prices at which we will sell the debt securities;

     - whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

     - the maturity date or dates of the debt securities;

     - the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     - the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

     - the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

     - whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     - the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     - the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

     - if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

     - our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

     - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     - the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

     - the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

     - provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

     - any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;


     - any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;


     - the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

     - whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;


     - the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares, preferred shares or other securities or property;

     - whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

     - any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

     - the depositary for global or certificated debt securities;

     - any special tax implications of the debt securities;

     - any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

     - any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

     - to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

     - if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

     - the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

     - if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

GUARANTEES

     Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SUBORDINATION

     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

     Under the Subordinated Indenture, "Senior Indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture, or thereafter incurred or created:

     - the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

     - all of our capital lease obligations;

     - all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     - all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     - all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     - all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

     However, Senior Indebtedness does not include:

     - any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

     - any of our indebtedness in respect of the subordinated debt securities;

     - any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

     - any of our indebtedness to any subsidiary; and

     - any liability for federal, state, local or other taxes owed or owing by us.

     Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

     If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

     - any dissolution or winding-up or liquidation or reorganization of EDO Corporation, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

     - any general assignment by us for the benefit of creditors; or

     - any other marshaling of our assets or liabilities.

     In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

     The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

     Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the Senior Indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the Senior Indebtedness.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

     - we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures;

     - immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

     - our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

     - our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     - our failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

     - except as permitted by the Indenture, if debt securities are guaranteed, any guarantor shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee (unless such guarantor could be released from its guarantee in accordance with the applicable terms of the Indenture);

     - certain events of bankruptcy, insolvency or reorganization of EDO Corporation; or

     - any other Event of Default provided with respect to Securities of that series.

     If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

     Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

     The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

     The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

     We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

     We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable Indenture as the case may be and we or, if applicable, any guarantor, have paid all other sums payable under the applicable Indenture.

     If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

     We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

MODIFICATION AND WAIVER

     Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

     - change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

     - reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

     - change the currency in which any debt security or any premium or interest is payable;

     - impair the right to enforce any payment on or with respect to any debt security;

     - adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

     - release any applicable guarantor from any of its obligations under its guarantee or the Indenture, except in accordance with the Indenture;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

     - modify any of the above provisions.

     The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

DENOMINATIONS, REGISTRATIONS AND TRANSFER

     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

     - DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

     - we determine, in our sole discretion, that the global security shall be exchangeable.

     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

GOVERNING LAW

     The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

TRUSTEE

     The trustee or trustees under the Indentures will be named in any applicable prospectus supplement.

CONVERSION OR EXCHANGE RIGHTS


     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares, preferred shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted.



                         DESCRIPTION OF CAPITAL SHARES



AUTHORIZED CAPITAL SHARES


     Our authorized capital stock consists of 50,000,000 common shares, par value $1 per share and 500,000 preferred shares, par value $1 per share. As of November 3, 2003, 19,739,245 common shares were outstanding, no preferred shares were outstanding and there were about 1,924 holders of record of our common shares.

COMMON SHARES

     Voting Rights. The holders of common shares are entitled to one vote per share on all matters submitted to a vote of shareholders. The holders of common shares are not entitled to cumulative voting rights. Except as otherwise provided by law, the holders of common shares vote as one class.

     Dividends. Subject to the rights of any holders of our preferred shares and the limitations summarized in the paragraph titled "Dividend Rights" below, the holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

     Other Rights. In the event of our liquidation, dissolution or winding up, subject to the rights of the holders of any of our preferred shares then outstanding, the holders of our common shares are entitled to receive our net assets in proportion to the respective number of shares held by them. The holders of our common shares have no preemptive rights and there are no conversion rights or sinking fund provisions applicable thereto.


PREFERRED SHARES



     The following description discusses the general terms of the preferred shares that we may issue. The prospectus supplement relating to a particular series of preferred shares will describe certain other terms of such series of preferred shares. If so indicated in the prospectus supplement relating to a particular series of preferred shares, the terms of any such series of preferred shares may differ from the terms set forth below. The description of preferred shares set forth below and the description of the terms of a particular series of preferred shares set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our certificate of incorporation and to the certificate of designation relating to that series of preferred shares.



     Authority of the Board to Issue Preferred Shares. We are authorized to issue up to 500,000 preferred shares, par value $1 per share, in one or more series. On the date of this prospectus, no preferred shares were outstanding. The board of directors may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:


     - the number of shares to constitute such series and the designations thereof;


     - the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the board of directors shall not create any series of preferred shares with more than one voter per share;


     - the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

     - whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

     - the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

     - the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

     - whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.


     You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:


     - the title of the series and the number of shares in the series;

     - the price at which the preferred shares will be offered;



     - the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;



     - the voting rights, if any, of the holders of preferred shares being offered;



     - the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;


     - the liquidation preference per share;


     - the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;



     - the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;



     - any listing of the preferred shares being offered on any securities exchange;


     - whether interests in the shares of the series will be represented by depositary shares;


     - a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;



     - the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;



     - any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and


     - any additional rights, preferences, qualifications, limitations and restrictions of the series.


     Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred shares will not have any preemptive rights.



     Dividend Rights. Holders of preferred shares will be entitled to receive, when, as and if declared by the board of directors, dividends in additional preferred shares or cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred shares may be cumulative or noncumulative, as specified in the related prospectus supplement. If the board of directors fails to declare a dividend on any preferred shares for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.



     No full dividends will be declared or paid on any preferred shares unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred shares which have the same rank as, or rank senior to, that series of preferred shares. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred shares and on each other series of preferred shares having the same rank as that series of preferred shares will bear the same ratio to each other that accrued dividends per share on that series of preferred shares and the other series of preferred shares bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred shares have been paid, no dividends will be declared or paid on the common shares and generally we may not redeem or purchase any common shares. No interest will be paid in connection with any dividend payment or payments which may be in arrears.


     Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.


     Rights Upon Liquidation. If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred shares will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred shares. If the amounts payable with respect to preferred shares of any series and any shares having the same rank as that series of preferred shares are not paid in full, the holders of the preferred shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred shares having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.



     Redemption. Any series of preferred shares may be redeemable in whole or in part at our option. In addition, any series of preferred shares may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred shares, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.



     If a series of preferred shares is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem preferred shares, the number of preferred shares we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of our or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred shares may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred shares will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.



     If fewer than all the outstanding shares of any series of preferred shares are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the preferred shares called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.



     Conversion Rights. The related prospectus supplement will state any conversion rights under which preferred shares are convertible into common shares or another series of preferred shares or other property. As described under "Redemption" above, under some circumstances preferred shares may be mandatorily converted into common shares or another series of preferred shares.



     Voting Rights. The related prospectus supplement will state any voting rights of that series of preferred shares. Unless otherwise indicated in the related prospectus supplement, if we issue full shares of any series of preferred shares, each share will be entitled to one vote on matters on which holders of that series of preferred shares are entitled to vote. Because each full share of any series of preferred shares will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred shares.

     Transfer Agent and Registrar. We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred shares. The registrar for the preferred shares will send notices to the holders of the preferred shares of any meeting at which those holders will have the right to elect directors or to vote on any other matter.



     Permanent Global Preferred Securities. A series of preferred shares may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred shares, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred shares in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred shares and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred shares may be described in the related prospectus supplement.


AUTHORIZED BUT UNISSUED SHARES

     Neither New York law nor our certificate of incorporation require shareholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued and unreserved shares may be to enable our board of directors to discourage, delay or make more difficult a change in the control of EDO Corporation by diluting the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a hostile take-over bid. If our board of directors were to issue additional shares in order to discourage or delay a take-over attempt, their actions may result in protecting the continuity of our management and possibly depriving the shareholders of opportunities to sell their common shares at prices higher than prevailing market prices.

NEW YORK LAW, CHARTER AND BY-LAW PROVISIONS

     Board of Directors. Our certificate of incorporation provides that (i) the number of directors shall be not less than nine nor more than fifteen, (ii) the board of directors shall be divided into three classes, and (iii) the exact number of directors will be determined by vote of a majority of the entire board of directors. Currently, our board of directors consists of ten members.

     Removal of Directors. Under New York law, directors may be removed for cause by vote of the shareholders. The certificate of incorporation or by-laws may grant the board of directors the power to remove a director for cause, unless the director to be removed was elected by (1) cumulative voting, (2) the holders of the shares of any class or series or (3) the holders of bonds voting as a class. Under our certificate of incorporation and our by-laws, any director may be removed at any time, either for or without cause, by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote for the election of directors, given at a meeting of the our shareholders called for such purpose.

     Amendment to Certificate of Incorporation. Our certificate of incorporation provides that the affirmative vote of holders of at least a majority of the voting power of all outstanding voting stock is required to amend, alter, change or repeal its provisions. Additionally, our certificate of incorporation provides that the affirmative vote of at least 80% of the voting power of all outstanding voting stock is required to amend, alter, change or repeal provisions of our certificate of incorporation relating to the classification of our board of directors and the affirmative vote of at least two-thirds of the voting power of all outstanding voting stock is required to amend, alter, change or repeal provisions of our certification of incorporation relating to the vote required for certain business combinations.

     Amendment of By-Laws. Under New York law, a corporation's by-laws may be amended by a majority of the votes of shares then entitled to vote in the election of directors or, when so provided in the corporation's certificate of incorporation or by-laws, by the board of directors. Under our by-laws, a by-law may be amended only by the affirmative vote of either (1) not less than a majority of the total number of directors then necessary to constitute a full board of directors at any regular or special meeting of directors or (2) the holders of a majority of our shares at the time entitled to vote in the election of directors at any annual meeting or any special meeting called for that purpose.

     Corporation's Best Interests. Under New York law, a director of a New York corporation, in taking action, including any action which may involve a change in control of the corporation, is entitled to consider both the long-term and short-term interests of the corporation and its shareholders and the effects that the corporation's actions may have in the short-term or long-term upon any of the following:

     - the prospects of growth, development, productivity and profitability of the corporation,

     - the corporation's current employees,

     - the corporation's retired employees and others receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the corporation,

     - the corporation's customers and creditors, and

     - the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise contribute to the communities in which it does business.

     Authorization of Certain Actions. Under New York law, the consummation of a merger, consolidation, dissolution or disposition of substantially all of the assets of a New York corporation (such as EDO Corporation) requires the approval of such corporation's board of directors and the holders of two-thirds of all outstanding shares of the corporation entitled to vote thereon and, in certain situations, the affirmative vote by the holders of a majority of all outstanding shares of each class or series of shares.

     Indemnification and Limitation of Liability of Directors and Officers. With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify its directors and officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgement or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberative dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

     Section 402(b) of the Business Corporation Law of the State of New York permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to May 4, 1988.

     Our by-laws provide that we shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of EDO Corporation to procure judgement in its favor), whether civil or criminal, including an action by or in the right of any other corporation which any director or officer of EDO Corporation served in any capacity at our request, by reason of the fact that he, his testator or intestate, was a director or officer of EDO Corporation, or served such other corporation in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     We shall indemnify any person made, or threatened to be made, a party to an action by or in the right of EDO Corporation to procure a judgement in its favor by reason of the fact that he, his testator or interstate, is or was a director or officer of EDO Corporation, or is or was serving at the request of EDO Corporation as a director or officer of any other company, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, the best interests of EDO Corporation, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Business Combinations. New York law prohibits certain business combinations between a New York corporation and an "interested shareholder" for five years after the date that the interested shareholder becomes an interested shareholder unless, prior to that date, the board of directors of the corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. After five years, such business combination is permitted only if (1) it is approved by a majority of the shares not owned by the interested shareholder or (2) certain statutory fair price requirements are met. An "interested shareholder" is any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation. Our certificate of incorporation provides that certain transactions with interested shareholders require the affirmative vote of two-thirds of our voting stock, excluding any shares beneficially owned, directly or indirectly, by any interested shareholder. An "interested shareholder" is defined in our certificate of incorporation as any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting shares.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

                            DESCRIPTION OF WARRANTS


     We may issue, either separately or together with other securities, warrants for the purchase of our common shares. The warrants are to be issued under warrant agreements to be entered into between us and a warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The form of warrant agreement, including the form of certificates representing the warrants, that will be entered into with respect to a particular offering of warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in the prospectus.


     The following summary of selected provisions of a warrant agreement and the related warrants and the summary of selected provisions of the particular warrant agreement and warrants set forth in the applicable prospectus supplement are not and will not be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular warrant agreement and the related warrants. The following description of the warrants and the warrant agreements provides certain general terms and provisions to which any prospectus supplement may relate. Other terms and provisions of any warrants and the related warrant agreement will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

GENERAL


     We may issue warrants to purchase common shares independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.


     The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

     - the title and aggregate number of warrants;

     - the price or prices at which the warrants will be issued;


     - the amount of common shares for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common shares;


     - the date on which the right to exercise the warrants begins and the date on which the right expires;

     - if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

     - any provision dealing with the date on which the warrants and related securities will be separately transferable;

     - any mandatory or optional redemption provision;

     - the identity of the warrant agent; and

     - any other terms of the warrants.


     The warrants will be represented by certificates. The warrant certificate may be exchanged or transferred under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common shares.


EXERCISE OF WARRANTS

     To exercise the warrants, the holder must provide the warrant agent with the following:

     - payment of the exercise price;

     - any required information described on the warrant certificates;

     - the number of warrants to be exercised;

     - an executed and completed warrant certificate; and

     - any other items required by the warrant agreement.

     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.


     The exercise price and the number of shares of common shares for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common shares dividend or a combination, subdivision or reclassification of common shares. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of common shares into which the warrants were exercisable immediately prior to the occurrence of the event.


MODIFICATION OF THE WARRANT AGREEMENT


     The common share warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:


     - to cure any ambiguity;

     - to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

     - to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                              PLAN OF DISTRIBUTION

     We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of common stock may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.

     To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

                             AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act, and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional offices located at 233 Broadway, New York, New York 20549 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

     - our annual report on Form 10-K for the fiscal year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2003 Annual Meeting of Shareholders, filed with the SEC on March 14, 2003, as amended on Form 10-K/A filed with the SEC on December 5, 2003;

     - our quarterly report on Form 10-Q for the quarter ended March 29, 2003, filed with the SEC on May 12, 2003;

     - our quarterly report on Form 10-Q, for the quarter ended June 28, 2003, filed with the SEC on August 6, 2003;

     - our quarterly report on Form 10-Q, for the quarter ended September 27, 2003, filed with the SEC on November 10, 2003;

     - our definitive proxy statement on Schedule 14A filed with the SEC on March 21, 2003;

     - our current report on Form 8-K filed with the SEC on February 14, 2003;

     - our current report on Form 8-K filed with the SEC on March 14, 2003;

     - our current report on Form 8-K filed with the SEC on March 21, 2003;

     - our current report on Form 8-K/A filed with the SEC on April 18, 2003;

     - our current report on Form 8-K filed with the SEC on May 6, 2003;

     - our current report on Form 8-K filed with the SEC on June 26, 2003;

     - our current report on Form 8-K filed with the SEC on August 6, 2003;

     - our current report on Form 8-K filed with the SEC on November 5, 2003;


     - our current report on Form 8-K filed with the SEC on December 23, 2003;
       and


     - the description of our common shares contained in our registration statement on Form S-2 filed with the SEC on June 9, 1983, including any amendment or report filed for the purpose of updating such description.

     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165 (telephone (212) 716-2000). The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the securities offered hereby will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

     Argy, Wiltse & Robinson, P.C., independent auditors, have audited the financial statements of Advanced Engineering and Research Associates, Inc. included in our Current Report on Form 8-K/A filed with the SEC on April 18, 2003, for the year ended December 31, 2002, as set forth in their report dated February 19, 2003, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Advanced Engineering and Research Associates, Inc.'s financial statements are incorporated by reference in reliance on Argy, Wiltse & Robinson, P.C.'s report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $ 40,450
*Legal Fees and Expenses....................................  $200,000
*Accounting Fees and Expenses...............................  $100,000
*Blue Sky fees and expenses.................................  $  2,000
*Trustees' fees and expenses................................  $ 50,000
*Printing and engraving.....................................  $100,000
*Miscellaneous..............................................  $ 57,550
                                                              --------
*Total......................................................  $550,000
                                                              ========

---------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With certain limitations, Sections 721 through 726 of the Business Corporation Law of the State of New York permit a corporation to indemnify any of its directors or officers made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person was a director or officer of such corporation unless a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberative dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled.

     Section 402(b) of the Business Corporation Law of the State of New York permits New York corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability (i) of a director (a) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (b) who personally gained a financial profit or other advantage to which he or she was not legally entitled or (c) whose acts violated certain other provisions of New York law or (ii) for acts or omissions prior to May 4, 1988.

     Our bylaws provide that we shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by us or in our right to procure judgement in our favor), whether civil or criminal, including an action by or in the right of any other corporation which any one of our directors or officers served in any capacity at our request, by reason of the fact that he, his testator or interstate, was one of our directors or officers, or served such other corporation in any capacity, against judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     We shall indemnify any person made, or threatened to be made, a party to an action by us or in our right to procure a judgement in our favor by reason of the fact that he, his testator or interstate, is or was one of our directors or officers, or is or was serving at our request as a director or officer of any other company, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation, not opposed to, our best interests, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, any court of competent jurisdiction, determines upon application that, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     We have indemnification agreements with each of our directors and executive officers which sets forth the terms stated in the paragraph above for each individual. A form of these indemnification agreements is incorporated by reference to Exhibit 10(d) to our Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

         Incorporated by reference to the Exhibit Index following page II-5.

     (b) Financial Statement Schedules

         None.

     Schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.


                                          EDO CORPORATION

                                          By:      /s/ JAMES M. SMITH
                                            ------------------------------------
                                                       James M. Smith
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----

          /s/ JAMES M. SMITH             Chairman, President and Chief     January 26, 2004
--------------------------------------   Executive Officer and Director
            James M. Smith               (principal executive officer)


       /s/ FREDERIC B. BASSETT              Vice President, Finance,       January 26, 2004
--------------------------------------     Treasurer, Chief Financial
         Frederic B. Bassett                 Officer and Assistant
                                         Secretary (principal financial
                                            and accounting officer)


                  *                                 Director               January 26, 2004
--------------------------------------
           Robert E. Allen


                  *                                 Director               January 26, 2004
--------------------------------------
            Robert Alvine


                  *                                 Director               January 26, 2004
--------------------------------------
            George M. Ball


                  *                                 Director               January 26, 2004
--------------------------------------
           Dennis C. Blair


                  *                                 Director               January 26, 2004
--------------------------------------
          Robert M. Hanisee

              SIGNATURE                              TITLE                       DATE
              ---------                              -----                       ----


                  *                                 Director               January 26, 2004
--------------------------------------
          Michael J. Hegarty


                  *                                 Director               January 26, 2004
--------------------------------------
           Ronald L. Leach


                  *                                 Director               January 26, 2004
--------------------------------------
              James Roth


                                                    Director
--------------------------------------
           Leslie F. Kenne


          * Attorney-in-fact

         /s/ WILLIAM J. FROST                                              January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO PROFESSIONAL SERVICES INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          AIL SYSTEMS INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          AIL TECHNOLOGIES INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO ARTISAN INC.



                                          By:         /s/ PAUL ROBA

                                            ------------------------------------

                                                         Paul Roba


                                               President and Chief Executive
                                                           Officer



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

            /s/ PAUL ROBA                  President and Chief Executive     January 26, 2004
--------------------------------------     Officer (principal executive
              Paul Roba                              officer)


       /s/ FREDERIC B. BASSETT               Vice President and Chief        January 26, 2004
--------------------------------------    Financial Officer and Director
         Frederic B. Bassett                 (principal financial and
                                                accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost


          /s/ JAMES M. SMITH                         Director                January 26, 2004
--------------------------------------
            James M. Smith

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO COMMUNICATIONS & COUNTERMEASURES
                                          SYSTEMS INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          DARLINGTON INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO MTECH INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO RECONNAISSANCE & SURVEILLANCE


                                          SYSTEMS, INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          SPECIALTY PLASTICS, INC.



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on January 26, 2004.



                                          EDO WESTERN CORPORATION



                                          By:      /s/ JAMES M. SMITH

                                            ------------------------------------

                                                       James M. Smith


                                                         President



                      SIGNATURE PAGE AND POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa M. Palumbo and William J. Frost (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

          /s/ JAMES M. SMITH             President and Director (principal   January 26, 2004
--------------------------------------          executive officer)
            James M. Smith


       /s/ FREDERIC B. BASSETT             Vice President-Treasurer and      January 26, 2004
--------------------------------------   Director (principal financial and
         Frederic B. Bassett                    accounting officer)


         /s/ WILLIAM J. FROST                        Director                January 26, 2004
--------------------------------------
           William J. Frost

                                 EXHIBITS INDEX

ITEM 16.  EXHIBITS.


  EXHIBIT
   NUMBER                                DOCUMENT
  -------                                --------
1(a)*          Form of Underwriting Agreement for common shares, preferred shares warrants and debt securities.
2(a)           Agreement and Plan of Merger by and among EDO Corporation,
               EDO Acquisition III Corporation and AIL Technologies Inc. as
               amended and restated dated January 2, 2000 (incorporated
               herein by reference to Exhibit 2(a) to the Company's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1999).
2(b)           Management Stock Purchase Agreement dated as of January 2,
               2000 between EDO Corporation as Buyer and eleven individuals as Sellers, relating to the purchase and sale of shares of common stock of AIL Technologies Inc. (incorporated herein by reference to Exhibit 2(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
2(c)           Stock Purchase Agreement dated as of January 2, 2000 between
               EDO Corporation, as Buyer, and Defense Systems Holding Co.,
               as Seller, relating to the purchase and sale of shares of
               common and preferred stock of AIL Technologies Inc.
               (incorporated herein by reference to Exhibit 2(c) to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1999).
2(d)           Stock Purchase Agreement dated as of October 9, 2001, by EDO
               Acquisition II, Inc. and the former stockholders of Dynamic
               Systems, Inc., with a list of the schedules and exhibits
               (incorporated herein by reference to the Company's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               2001, Exhibit 2(d)).
2(e)           Amended and Restated Asset Purchase Agreement and Amendment
               1 thereto, dated as of May 31, 2002, between EDO Acquisition
               IV Inc., a wholly-owned subsidiary of the Company, as Buyer, and Condor Systems, Inc. and CEI Systems, Inc. as Sellers
               (incorporated herein by reference to the Company's Current
               Report on Form 8-K dated July 26, 2002, Exhibits 2.1 and
               2.2).
2(f)           Stock Purchase Agreement, dated as of February 5, 2003,
               between EDO Professional Services Inc., a wholly-owned
               subsidiary of the Company, as Buyer and four individuals as
               Sellers (incorporated herein by reference to the Company's
               Current Report on Form 8-K dated February 5, 2003, Exhibit
               2.1).
2(g)           Stock Purchase Agreement, dated as of March 10, 2003, by the
               Company, as Buyer, and three individuals as Sellers
               (incorporated by reference to the Company's Current Report on Form 8-K dated March 10, 2003, Exhibit 2.1).
3(a)(1)        Certificate of Incorporation of the Company and amendments thereto dated June 14, 1984, July 18, 1988 and July 22, 1988
               (incorporated herein by reference to Exhibit 3(i) to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1994).
3(a)(2)        Amendment to the Certificate of Incorporation of the Company
               dated July 29, 1998 (incorporated herein by reference to the
               Company's Annual Report on Form 10-K for the fiscal year
               ended December 31, 1998, Exhibit 3(i)).
3(a)(3)        Amendment to the Certificate of Incorporation of the
               Company, dated May 17, 2002. (incorporated herein by
               reference to the Company's Annual Report on Form 10-K for
               the fiscal year ended December 31, 2002).
3(b)           By-laws of the Company effective October 1, 2002
               (incorporated herein by reference to Exhibit 3(ii) to the
               Company's Quarterly Report on Form 10-Q for the fiscal
               quarter ended September 28, 2002).
4(a)           Indenture, dated as of April 2, 2002, by and between EDO
               Corporation and HSBC Bank USA, as trustee (incorporated
               herein by reference to Exhibit 4(a) to the Company's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               March 30, 2002).
4(b)           Registration Rights Agreement, dated as of April 2, 2002, by and among EDO Corporation and Salomon Smith Barney Inc., SG
               Cowen Securities Corporation and Robertson Stephens, Inc.,
               as representatives of the initial purchasers (incorporated herein by reference to Exhibit 4(b) to the Company's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               March 30, 2002).
4(c)           Form of Senior Indenture.
4(d)           Form of Subordinated Indenture.

  EXHIBIT
   NUMBER                                DOCUMENT
  -------                                --------
4(e)*          Form of any Senior Note with respect to each particular
               series of Senior Notes issued hereunder.
4(f)*          Form of any Subordinated Note with respect to each
               particular series of Subordinated Notes issued hereunder.
4(g)*          Certificate of designation, preferences and rights with
               respect to any preferred shares issued hereunder.
4(h)*          Form of Debt Warrant Agreement.
4(i)*          Form of Debt Warrant Certificate.
4(j)*          Form of Stock Warrant Agreement.
4(k)*          Form of Stock Warrant Certificate.
4(l)*          Form of Preferred Share Certificate.
5(a)           Opinion of Dechert LLP.
12(a)+         Statement of computation of ratio of earnings to fixed
               charges.
23(a)          Consent of Ernst & Young LLP, Independent Auditors.
23(b)          Consent of Argy, Wiltse & Robinson, P.C., Independent
               Auditors.
23(c)          Consent of Dechert LLP (contained in Exhibit 5(a)).
24(a)+         Power of Attorney (included on page II-4).
25(a)*         Statement of Eligibility on Form T-1 of the Trustee under
               the Senior Indenture.
25(b)*         Statement of Eligibility on Form T-1 of the Trustee under
               the Subordinated Indenture.


---------------


* To be filed by amendment or incorporated by reference from a Current Report on Form 8-K.



+ Previously filed.